Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated June 3, 2022 to

Pricing Supplement No. 28, Pricing Supplement No. 29, Pricing Supplement No. 30, Pricing Supplement No. 31 and Pricing Supplement No. 33,
each dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated
February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between May 6, 2022 and June 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$3,000,000	44.886%	$1,346,580	May 11, 2022
$500,000	47.285%	$236,425	June 3, 2022

Linked to the Rogers International Commodity Index®

— Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between May 6, 2022 and June 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	118.58%	$592,900	May 11, 2022

Linked to the Rogers International Commodity Index®

Agriculture — Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between May 6, 2022 and June 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	106.650%	$533,250	May 10, 2022
$1,000,000	106.210%	$1,062,100	May 11, 2022
$3,000,000	106.210%	$3,186,300	May 11, 2022
$1,000,000	105.358%	$1,053,580	May 12, 2022
$3,000,000	109.810%	$3,294,300	May 23, 2022
$10,000,000	109.810%	$10,981,000	May 23, 2022
$4,000,000	106.045%	$4,241,800	June 1, 2022
$1,500,000	106.045%	$1,590,675	June 1, 2022
$1,500,000	106.843%	$1,602,645	June 3, 2022

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between May 6, 2022 and June 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$3,000,000	93.275%	$2,798,250	May 11, 2022
$1,500,000	93.193%	$1,397,895	June 1, 2022

Linked to ICE BofAML Commodity index eXtra (GRains)
—Total Return
Due February 14, 2023

The following issuances involved scheduled settlement between May 6, 2022 and June 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	67.203%	$672,030	May 23, 2022
$500,000	67.203%	$336,015	May 23, 2022
$1,000,000	63.833%	$638,330	June 1, 2022